EXHIBIT 99.1

PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-92161
(To Prospectus dated March 12, 2002)                                   333-95805



                        [PHARMACEUTICAL HOLDRS (SM) LOGO]

                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                       Share         Primary
              Name of Company           Ticker        Amounts    Trading Market
-------------------------------------  --------     ----------  ----------------
Abbott Laboratories                      ABT               14         NYSE
Allergan, Inc.                           AGN                1         NYSE
Andrx Corporation-Andrx Group            ADRX               2        NASDAQ
Advanced Medical Optics, Inc. (1)        AVO         0.222222         NYSE
Biovail Corporation                      BVF                4         NYSE
Bristol-Myers Squibb Company             BMY               18         NYSE
Eli Lilly & Company                      LLY               10         NYSE
Forest Laboratories, Inc.                FRX                2         NYSE
ICN Pharmaceuticals, Inc.                ICN                1         NYSE
IVAX Corporation                         IVX            1.875         AMEX
Johnson & Johnson                        JNJ               26         NYSE
King Pharmaceuticals, Inc.                KG             4.25         NYSE
Merck & Co., Inc.                        MRK               22         NYSE
Mylan Laboratories, Inc.                 MYL                1         NYSE
Pfizer Inc.                              PFE               58         NYSE
Schering-Plough Corporation              SGP               14         NYSE
Watson Pharmaceuticals, Inc.             WPI                1         NYSE
Wyeth                                    WYE               12         NYSE
Zimmer Holdings, Inc.                    ZMH              1.8         NYSE

            -----------------------------------------
            (1) As a result of the spin-off of Advanced Medical Optics, Inc. from Allergan, Inc., shares of Advanced Medical Optics, Inc. are now included in Pharmaceutical HOLDRS. Effective July 5, 2002, 0.222222 shares of Advanced Medical Optics, Inc. were included in each round-lot of 100 Pharmaceutical HOLDRS.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2002.